Exhibit 99.1

iBasis Reports Strong Growth in Preliminary Third Quarter 2009 Results

Company Expands Minutes, Revenue, Gross Profit, and Adjusted EBITDA; Forecasts Continued Long-Term Growth

BURLINGTON, Mass.--(BUSINESS WIRE)--October 26, 2009--iBasis, Inc. (NASDAQ: IBAS), a KPN affiliate, today announced preliminary results for the third quarter ended September 30, 2009.

Revenue for the third quarter of 2009 was $251.8 million, compared to $241.3 million for the second quarter of 2009 and $338.0 million for the third quarter of 2008.

The Company has not yet finalized its review of foreign exchange gains and losses, net of tax effect, for the third quarter and nine months of 2009. In addition, it is reasonably likely that we will have to restate our results of operations for the second quarter of 2009, to reflect foreign exchange adjustments that are currently recorded in our preliminary third quarter results and restate the first quarter of 2009 for a $0.6 million depreciation adjustment that was recorded in our second quarter of 2009 results.

Preliminary net loss for the third quarter of 2009 was $8.7 million or $0.12 per share, compared to a net loss of $4.0 million or $0.06 per share for the second quarter of 2009 and net income of $3.3 million or $0.05 per share for the third quarter of 2008.

Expenses associated with the KPN unsolicited tender offer during the third quarter were $7.4 million. Excluding these expenses, preliminary net loss for the third quarter would have been $1.3 million or $0.02 per share.

The growth in revenue was driven by a significant increase in trading revenue due to the Company’s growth initiatives taking effect, improvement in global economic conditions and favorable foreign exchange. The Company’s strategic pricing initiative implemented earlier in the year enabled growth at a higher profitability level.

Adjusted EBITDA for the third quarter of 2009 was $12.7 million, compared to $10.7 million for the second quarter of 2009 and $10.3 million for the third quarter of 2008. Adjusted EBITDA is a non-GAAP measurement presented to provide further information about the Company’s operating trends. Since Adjusted EBITDA excludes, among other things, foreign exchange gains and losses, we do not expect that any restatement would change Adjusted EBITDA for the third quarter of 2009 or for the year-to-date Adjusted EBITDA.

Comments on the Third Quarter

“I am extremely pleased with our results for Q3,” said Ofer Gneezy, president and CEO of iBasis. “We held the elevated level of traffic profitability that we achieved in Q2 resulting from our strategic pricing initiatives, while achieving growth in minutes and revenue largely attributable to the early impact of our growth initiatives and the improving economy.

“We achieved the highest gross profit in more than a year and the highest Adjusted EBITDA since the beginning of the global economic downturn in the fourth quarter of 2007. I believe this validates the strategic steps we’ve taken and positions iBasis well for future profitable growth.

“Excluding the expenses associated with the KPN unsolicited tender offer, we reduced operating expenses in the third quarter, continuing the trend that began in the fourth quarter of 2007. We have reduced quarterly operating expenses by 30% since that quarter, which was the first quarter after the acquisition of KPN Global Carrier Services.”

Sources of Revenue – Third Quarter 2009

($ in millions)	Wholesale Trading	Outsourcing	Retail	Total
Minutes (in billions)	3.9	0.7	0.4	5.0
Revenue	$176.2	$57.5	$18.1	$251.8
Gross Profit*	21.7	8.0	3.2	32.9
Gross Margin	12.3%	13.9%	17.8%	13.1%

* Revenue less data communications and telecommunications costs

Comments on Sources of Revenue

“We grew our Trading business sequentially across all of the key metrics: traffic, revenue, gross profit, and gross margin. As we have done for more than three years, we continued to achieve stable average margin per minute on declining average revenue per minute. We also continued to grow our mobile origination and termination business.

“In the third quarter our Outsourcing business achieved sequential growth in minutes and revenue while gross profit declined 10% compared to the second quarter as the traffic growth was more than offset by a 14% sequential reduction in margin per minute.

“Our Retail businesses achieved a significant sequential increase in average margin per minute in the third quarter. This enabled the business to maintain approximately flat gross profit even as the immigrant communities that are integral to the calling card business continued to be adversely affected by economic conditions.”

Operational Milestones

Customer traffic on the iBasis network in Q3 2009 was 5.0 billion minutes, compared to 4.7 billion minutes in Q2 2009 and 5.8 billion minutes in the third quarter of 2008. Average revenue per minute (ARPM) in the third quarter of 2009 was 5.03 cents, compared to 5.14 cents in Q2 2009 and 5.78 cents in the third quarter of 2008. Average margin per minute (AMPM) in the third quarter of 2009 was 0.66 cents, compared to 0.68 cents in Q2 2009 and 0.55 cents in the third quarter of 2008.

Guidance

We expect to grow traffic at a compound annual growth rate of 18% over the next five years; we expect gross margin to expand as ARPM declines while AMPM remains stable; and we expect expansion of EBITDA and EBITDA Margin, as described in the Company’s Five Year Plan.

We expect Adjusted EBITDA in the second half of 2009 to be moderately higher than in the first half of 2009. We anticipate capital expenditures of $7 to 8 million in 2009.

Third Quarter Results Conference Call

iBasis will host a conference call to discuss the Company’s preliminary third quarter results, led by Ofer Gneezy, iBasis president & CEO, on October 26, 2009 at 5:00 p.m. EST. The public is invited to listen to the simultaneous webcast by logging in through the iBasis investor relations section of our website at http://investor.ibasis.com.

About iBasis

Founded in 1996, iBasis (NASDAQ: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services and enhanced services for mobile operators. iBasis customers include KPN, KPN Mobile, E-Plus, BASE, TDC and many other large telecommunications carriers such as Verizon, Vodafone, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, and Telefonica. The Company carried approximately 24 billion minutes of international voice traffic in 2008, placing the Company among the three largest carriers of international voice traffic in the world (1). The Company can be reached at its worldwide headquarters in Burlington, Mass., USA at +1 781-505-7500 or on the Internet at www.ibasis.com.

(1) Telegeography 2009 and iBasis 2008 traffic.

iBasis and Pingo are registered marks, and The iBasis Network is a trademark of iBasis, Inc. All other trademarks are the property of their respective owners.

Except for historical information, all of the expectations, plans and assumptions contained in the foregoing press release constitute forward-looking statements under Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to forward-looking statements regarding: (i) our beliefs regarding the bases for growth and our expectations regarding the future growth of our business; (ii) our expectations regarding future cash generating capability; (iii) our belief regarding the positioning of our business and decisions we have made and continue to make in response to challenging economic environment; (iv) our expectations regarding continued traffic and revenue growth; (v) our expectation that the global economic conditions will continue to improve (vi) our expectations regarding our ability to implement and achieve profitability in connection with our growth initiatives; and (vii) our expectations for EBITDA, Adjusted EBITDA, EBITDA Margin and capital expenditures in 2009 and beyond. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, (i) any changes related to the final review of our third quarter financial results or the restatement of our financial results for the first and second quarters of 2009; (ii) the emergence of new competitive initiatives resulting from rapid technological advances; (iii) changes in business conditions and volatility and uncertainty in the markets that we serve; (iv) our ability to execute our business plan; (v) the extent of adoption of our services and the timing and amount of revenue and gross profit generated by these services; (vi) fluctuations in the market for and pricing of these services; and (vii) the other factors described in our most recent Annual Report on Form 10-K and other periodic and current reports, all of which are available at www.sec.gov. Such forward-looking statements are only as of the date they are made, and we have no current intention to update any forward-looking statements.

Use of Non-GAAP Financial Measures

In this press release, our financial results are provided both in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures which are not an alternative to GAAP and may be different from non-GAAP financial measures used by other companies. In particular, we provide (1) Adjusted EBITDA, and (2) Adjusted EBITDA Margin, which results in each case in a non-GAAP financial measure. These measures are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in our business and are important in comparing current results with prior period results. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, and to manage our business and to evaluate our performance. We believe the most directly comparable GAAP financial measure to Adjusted EBITDA is net income (loss) and we have provided a reconciliation of GAAP net income (loss) to Non-GAAP Adjusted EBITDA in this press release. Adjusted EBITDA is earnings, adjusted to exclude certain expenses, including goodwill impairment, stock-based compensation, expenses associated with the review of iBasis stock option granting practices, foreign exchange gains and losses, tender offer related expenses, purchase accounting adjustments, certain non-recurring charges and gains, interest, taxes and depreciation and amortization. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenues.

iBasis, Inc.
Preliminary Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	September 30,	December 31,
	2009	2008
Assets

Cash and cash equivalents	$55,972	$56,912
Accounts receivable, net	209,610	236,999
Prepaid expenses and other current assets	7,654	6,477
Property and equipment, net	26,091	34,836
Intangible assets	72,705	87,206
Goodwill	17,324	17,324
Other assets	1,283	1,573

Total assets	$390,639	$441,327

Liabilities and Stockholders’ Equity

Accounts payable and accrued expenses	$276,818	$307,361
Deferred revenue	11,356	13,894
Current portion of long term debt	676	577
Long term debt, net of current portion	19,180	27,380
Other long term liabilities	2,779	3,597

Total liabilities	315,638	352,809
Stockholders’ equity (1)	79,830	88,518

Total liabilities and stockholders’ equity	$390,639	$441,327

(1) September 30, 2009 balance may change for potential final adjustments to foreign exchange gain or loss, net of tax effect, for the three and nine months ended September 30, 2009.

iBasis, Inc.
Preliminary Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2009	2008

Total revenue	$251,839	$338,023

Costs and operating expenses:
Data communications and telecommunications costs (excluding depreciation and amortization)	218,922	305,638
Operating expenses	20,830	22,716
Tender offer-related expenses	7,371	---
Depreciation and amortization	9,206	8,466

Total costs and operating expenses	256,329	336,820

Income (loss) from operations	(4,490)	1,203

Interest expense, net	(416)	(238)
Foreign exchange gain (loss) (1)	(2,046)	2,193
Other income	---	1,779

Income (loss) before income taxes	(6,952)	4,937

Income tax expense	1,715	1,643

Net income (loss)	$ (8,667)	$3,294

Net income (loss) per share:
Basic	$ (0.12)	$0.05
Diluted	$ (0.12)	$0.05

Weighted average common shares outstanding:
Basic	71,229	72,344
Diluted	71,229	72,869

(1) Three months ended September 30, 2009 amount may change for potential final adjustments to foreign exchange gain or loss, net of tax effect.

iBasis, Inc.
Preliminary Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30,
	2009	2008

Total revenue	$748,631	$1,023,766

Costs and operating expenses:
Data communications and telecommunications costs (excluding depreciation and amortization)	652,899	918,500
Operating expenses	64,815	74,623
Tender offer-related expenses	7,371	---
Depreciation and amortization	28,249	24,185

Total costs and operating expenses	753,334	1,017,308

Income (loss) from operations	(4,703)	6,458

Interest expense, net	(1,363)	(711)
Foreign exchange gain (loss) (1)	(2,435)	1,401
Other income	---	1,779

Income (loss) before income taxes	(8,501)	8,927

Income tax expense	5,856	7,692

Net income (loss)	$(14,357)	$1,235

Net income (loss) per share:
Basic	$ (0.20)	$0.02
Diluted	$ (0.20)	$0.02

Weighted average common shares outstanding:
Basic	71,288	73,938
Diluted	71,288	74,298

(1) Nine months ended September 30, 2009 amount may change for potential final adjustments to foreign exchange gain or loss, net of tax effect.

Operating Results

($ in millions)	Q3 ‘08	Q4 ‘08	Q1 ’09	Q2 ’09	Preliminary Q3 ’09 (1)
Revenue	$338.0	$299.8	$255.5	$241.3	$251.8
Gross Profit*	$32.4	$31.0	$31.0	31.8	32.9
Gross Margin	9.6%	10.3%	12.1%	13.2%	13.1%
Operating Expenses	$22.7	$23.5	$22.2	$21.8	$20.8
Tender Offer related Expenses	---	---	---	---	$7.4
Depreciation & Amortization	$8.5	$7.8	$8.2	$10.8	$9.2
Goodwill Impairment	$ ---	$214.7	$ ---	$ ---	$ ---
Income (loss) from Operations	$1.2	$(215.0)	$0.6	$(0.8)	$(4.5)
Net income (loss)	$3.3	$(232.2)	$(1.7)	$(2.1)	$(8.7)
Adjusted EBITDA	$10.3	$8.1	$9.7	$10.7	$12.7
Minutes	5.8B	5.7B	5.1B	4.7B	5.0B

(1) Net loss for Q3 2009 may change for potential final adjustments to foreign exchange loss, net, including tax effect. In addition, Q1 2009 is reasonably likely to be restated to reflect a $0.6 million depreciation adjustment currently recorded in Q2 2009, and Q2 2009 is reasonably likely to be restated to reflect foreign exchange adjustments, net of tax, currently recorded in Q3 2009.

* Revenue less data communications and telecommunications costs

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

Adjusted EBITDA is defined as earnings before stock-based compensation, expenses associated with the review of our stock option granting practices, foreign exchange gains and losses, tender offer related expenses, certain non-recurring charges and gains, interest, taxes and depreciation and amortization.

In accordance with the requirements of Securities and Exchange Commission Regulation G, iBasis is presenting the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure and reconciling the Non-GAAP financial measure to the comparable GAAP measure.

In Millions	Q3 ‘08	Q4 ‘08	Q1 ‘09	Q2 ‘09	Preliminary Q3 ‘09
Net income (loss)	$3.3	$(232.2)	$(1.7)	$(2.1)	$(8.7)
Add/(less):
Goodwill impairment	---	214.7	---	---	---
Stock-based compensation	0.6	0.6	0.6	0.6	0.6
Depreciation and amortization	8.5	7.8	8.2	10.8	9.2
Interest expense (income), net	0.2	0.3	0.6	0.3	0.4
Foreign exchange (gain) loss	(2.2)	(1.7)	0.6	(2.2)	2.1
Tender offer related expenses	---	---	---	---	7.4
Other income	(1.8)	---	---	---	---
Option analysis expenses	---	---	0.3	---	---
Income taxes	1.7	18.6	1.1	3.3	1.7
Adjusted EBITDA	$10.3	$8.1	$9.7	$10.7	$12.7

CONTACT:
Media:
iBasis, Inc.
Chris Ward, 781-505-7557
or
Investors:
iBasis, Inc.
Richard Tennant, 781-505-7409
ir@ibasis.net